UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 13, 2026
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 8.01. Other Events.
On August 13, 2026, Encompass Health Corporation (the “Company”) completed the issuance and sale of $100 million in aggregate principal amount of its 5.875% Senior Notes due 2034 (the “Additional Notes”), along with the related guarantees of the Additional Notes by certain of the Company’s subsidiaries, in a private offering. The purchase price for the Additional Notes was 98.75% of the aggregate principal amount, resulting in net proceeds to the Company of approximately $96.9 million after deducting the initial purchasers’ discount and estimated offering expenses. The Company used the net proceeds from the sale of the Additional Notes, together with cash on hand, to repay a portion of the outstanding amounts under the Company’s revolving credit facility. The Additional Notes were sold to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be resold by the initial purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.
The terms of the Additional Notes are governed by the previously executed indenture, dated as of May 29, 2026 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein, and Computershare Trust Company, National Association, as trustee. The Additional Notes represent a further issuance of the Company’s 5.875% Senior Notes due 2034, of which $500,000,000 aggregate principal amount was issued on May 29, 2026 (the “Existing Notes”) under the Indenture. Other than with respect to the date of issuance and public offering price, the Additional Notes have identical terms as the Existing Notes. The Additional Notes and the Existing Notes are treated as a single class for all purposes under the Indenture, including notices, consents, waivers, amendments, redemptions and any other action permitted under the Indenture, and rank pari passu with the Existing Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Dated: August 13, 2026